Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Click2learn, Inc., on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Kevin M. Oakes, Chief Executive Officer and I, John D. Atherly, Chief Financial Officer, of Click2learn, Inc., certify, pursuant to 18 U.S.C.§1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)                                  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Click2learn, Inc.

Dated: August 11, 2003

/s/ Kevin M. Oakes
Kevin M. Oakes
Chief Executive Officer

/s/ John D. Atherly
John D. Atherly
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Click2learn, Inc. and will be retained by Click2learn, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.